EXHIBIT 10.53
1033 NORTH FAIRFAX STREET
ALEXANDRIA, VA
LEASE AGREEMENT
     THIS LEASE AGREEMENT (the “Lease”) is made as of the 4th day of August 2005 by and between AMERICAN PHYSICAL THERAPY PROPERTIES, INC., a Virginia Corporation (“Landlord”), and Global Secure (“Tenant”).
RECITALS:
     A. Landlord is the owner of an office building (the “Building”), located at 1033 North Fairfax Street, Alexandria, Virginia, in an office building complex known as TransPotomac Plaza (“Complex”).
     B. Tenant desires to hire and lease space in the Building and Landlord is willing to demise and lease space in the Building to Tenant, upon the terms and conditions, covenants and agreements set forth herein.
     NOW, THEREFORE, the parties hereto, intending legally to be bound, hereby covenant and agree as set forth below.
ARTICLE I
THE PREMISES
     SECTION 1.1
     Landlord hereby demises and leases to Tenant and Tenant hereby hires and leases from Landlord, for the term and upon the term, conditions, covenants and agreements herein provided space located on the 3rd floor of the Building (Suite 302) which space consists of 3110 square feet of rentable area (such space being hereinafter referred to as the “Premises”). The said approximation of square footage, which has been determined in accordance with the Washington, D.C. Association of Realtors modified standard area floor measure standards issued January 1, 1989, shall in no way affect the fixed rental hereunder should any variance be found to exist between said approximation and actual square footage. The lease of the Premises includes the right, together with other tenants of the Building and members of the public, to use the common public area of the Building and the common public areas of the Complex but includes no other rights not specifically set forth herein.
     SECTION 1.2
     Landlord shall provide new paint, carpet repair and the creation of new, expanded entrance to the suite.

ARTICLE II
TERM
     SECTION 2.1
     (a) The term of this Lease (“Lease Term”) shall commence on the Lease Commencement Date (hereinafter defined), as determined pursuant to Section 2.2 hereof, and shall continue for five full years through August 7, 2010, unless the Lease Term is terminated earlier in accordance with the provisions of this Lease.
     (b) The term “Base Year” means calendar year 2006, which shall be grossed up to reflect 100% building occupancy. The term “Lease Year” means each consecutive twelve (12) month period commencing on the first day of the first full calendar month after the Lease Commencement Date (as defined below) occurs (or, if the Lease Commencement Date occurs on the first day of a month, such day will begin the first Lease Year) and ending on the last day of the prior calendar month during the next year.
     SECTION 2.2
     The lease commencement date for the Premises (the “Lease Commencement Date”) shall be August 8, 2005. Tenant shall be deemed to have commenced beneficial use of the premises on Lease Commencement Date.
ARTICLE III
FIXED RENT
     SECTION 3.1
     Tenant shall pay to Landlord as fixed monthly rent for the Premises, without set-off, deduction or demand, the sum of Five Thousand Seven Hundred One Dollar and 67/100 ($5,701.67) which sum is subject to adjustment as provided in Section 3.2 hereof. Said sum shall be payable on the Lease Commencement Date and thereafter monthly, in advance, on the eighth day of each month during the Lease Term with the exception of the months of September and October, 2005. Fixed rent for the premises is abated for the months of September and October 2005.
     SECTION 3.2
     Commencing on the first (1st) day of the second (2nd) Lease Year and the first day of each Lease Year thereafter during the Lease Term, the fixed monthly rent set forth in Section 3.1, hereof shall be increased by an amount equal to three percent (3%) compounded.
     SECTION 3.3
     All rent shall be paid to Landlord in legal tender of the United States at the address to which notices to Landlord are to be given or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant. If Landlord shall at any time accept rent after it shall become due and payable, such acceptance shall not excuse a delay upon subsequent occasions or constitute or be construed as a waiver of any Landlord’s rights hereunder.
ARTICLE IV
ADDITIONAL RENT
     SECTION 4.1
     (a) With respect to calendar year 2007 and each succeeding calendar year all or part of which falls within the Lease Term, Tenant shall pay Landlord its proportionate share of the amount by which the Annual Operating Charges (as hereinafter defined) incurred by Landlord in operation of the Building during such calendar year exceed the Annual Operating Charges incurred by Landlord in such operation during the Base Year (including, without limitation, real estate taxes charged for such year). For purposes of this Section 4.1, Tenant’s proportionate share of such increase shall be nine and one half percent (9.5%), representing the agreed-upon proportion that the total rentable area in the Premises bears to the total rentable area in the Building.
     (b) The Annual Operating Charges are defined as the sum of the following costs and expenses: (i) real estate taxes, including general and special assessments, if any, and any other taxes or government charges, now or hereafter levied, that are in the nature of, or in substitution of, real estate taxes which are imposed upon or assessed against the Building or the land upon which it is situated; (ii) gas, water, sewer, electricity, and other utility charges (including surcharges) of every type and nature; (iii) insurance; (iv) Building personnel costs, including but not limited to, salaries, wages, fringe benefits, and other direct and indirect costs of engineers, superintendents, watchmen, porters, and any other Building personnel; (v) costs of service and maintenance contracts, including but not limited to, chillers, boilers, controls, elevators, mail chute, window, janitorial and general cleaning, security services, and reasonable management fees; (vi) all other maintenance, repair, replacement expenses and supplies which are deducted by Landlord in computing its federal income tax liability; (vii) depreciation (on a straight-line basis) for capital expenditures made by Landlord to reduce operating expenses; (viii) any other costs and expenses incurred by Landlord in the operation of the Building, including ground rent, if any; (ix) any other costs and expenses allocable to the Building (such allocation to be determined in accordance with generally accepted accounting principles), including but not limited to the items in (i) through (viii) above, incurred by Landlord in contributing its share for the operation of the common elements of the Complex (including, without limitation, all costs associated with any parking structures); (x) the costs of any additional services not provided to the Building or the Complex by the Lease Commencement Date but thereafter provided by Landlord in the prudent management of the Building or in the operation of the Complex.
     Annual Operating Charges shall not include (i) principal or interest payments on any mortgages, deeds of trust or other financing encumbrances; (ii) leasing commissions payable by Landlord; (iii) deductions for depreciation of the Building or the Complex, except as provided above; (iv) the cost of capital improvements that are depreciated by Landlord in computing its federal income tax liability, except to the extent that such capital improvements result in an overall savings in operating expenses which are otherwise included above; (v) the costs of special services and utilities separately chargeable to individual tenants of the Building or the

Complex; or (vi) the items specifically covered under the attached “Exclusions to Real Estate Taxes and Operating Expenses.”
     (c) Except as provided in subsection (d) below, following completion of each calendar year with respect to which Tenant is obligated to pay its proportionate share under subsection (a) above, Landlord shall submit to Tenant a detailed statement setting forth the amount payable by Tenant pursuant to this Section 4.1 with respect to the completed calendar year. Within thirty (30) days after receipt of such statement, Tenant shall pay to Landlord the amount shown thereon.
     (d) In lieu of accepting from Tenant one annual payment for Tenant’s proportionate share of increases in the Annual Operating Charges, Landlord shall have the right to require Tenant to make estimated monthly payments on account of the amount Tenant will be obligated to pay pursuant to this Section 4.1 for each calendar year falling entirely or partly within the Lease Term. If Landlord exercises such right, Landlord shall submit to Tenant a statement setting forth Landlord’s reasonable estimate of the amount Tenant will be obligated to pay pursuant to this Section 4.1 for the calendar year in question, which reasonable estimate may be revised from time to time during the calendar year, and Tenant shall pay to Landlord on the first (1st) day of each month following receipt of such statement during such calendar year an amount equal to such estimated amount multiplied by a fraction, the numerator of which is one (1) and denominator of which is the number of months during such calendar year which fall within the Lease Term and follow the date of the foregoing statement. Within ninety (90) days after the expiration of such calendar year, or as soon thereafter as reasonably practical, Landlord shall submit to Tenant a detailed statement showing Tenant’s proportionate share of the increase in the Annual Operating Charges incurred during such calendar and the aggregate amount of the estimated payments made by Tenant on account thereof. If the aggregate amount of such estimated payments exceeds Tenant’s actual liability for such increase, Tenant shall deduct the net overpayment from its next estimated payment or payments on account of future increases in the Annual Operating Charges. If Tenant’s actual liability for such increase exceeds the estimated payments made by Tenant on account thereof, then Tenant shall within thirty (30) days pay to Landlord the total amount of such deficiency.
     (e) In the event the Lease Term commences or expires during a calendar year, the increase in the Annual Operating Charges to be paid by Tenant for such calendar year shall be determined by multiplying the amount of Tenant’s proportionate share thereof for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Lease Term, and the denominator of which is 365. At least thirty (30) days prior to the end of the Lease Term, Landlord shall present to Tenant a written statement containing an estimate of the amount of Annual Operating Charges Tenant would be liable for if the actual operating charges for the calendar year had been determined. Tenant shall be required to pay such estimated amount on or before the last day of the Lease Term, and if all or any portion of the payment is not made within applicable notice and cure periods, Landlord shall be entitled to deduct such amount from Tenant’s security deposit, if any. Once the Annual Operating Charges for the last calendar year of the Lease Term have been determined, Landlord shall provide Tenant with a statement of the actual operating charges for which Tenant is liable. If Tenant owes an additional amount, such amount is due on or before thirty (30) days after receipt of the statement. If Tenant is entitled to a refund, Landlord shall have thirty (30) days from the date of the statement within which to remit payment to Tenant. Notwithstanding any dispute which may arise in connection with the computation of estimate of the amount due under this Article IV, the Tenant shall be obligated to pay the amount specified by the Landlord, without set-off or deduction, pending the resolution of any dispute.
     (f) Tenant shall have the right, at Tenant’s expense, through an authorized representative of Tenant, to examine Landlord’s records relating to Annual Operating Charges at Landlord’s facilities during regular business hours during the Lease Term and for a period of ninety (90) days thereafter. If Tenant believes that such an examination reveals any inaccuracies in the computation of the amount payable by Tenant pursuant to this Section 4.1, then Tenant shall provide Landlord with written notice of such inaccuracies. If Landlord and Tenant reconcile their differences in writing, then the calculation of the amount payable by Tenant pursuant to this Section 4.1 shall be adjusted accordingly and shall be become final and binding on the parties. If (A) the amount payable by Tenant pursuant to this Section 4.1, as determined by such adjustment, is less than (B) the amount paid by Tenant pursuant to (i) a detailed statement under Section 4.1(c) setting forth the amount payable by Tenant under Section 4.1, (ii) a statement under Section 4.1(d) showing Tenant’s proportionate share of the increase in Annual Operating Charges incurred during the relevant calendar year, or (iii) a statement under Section 4.1(e) of the actual operating charges for which Tenant is liable, then Landlord shall pay Tenant the reasonable costs of Tenant’s examination of Landlord’s records relating to Annual Operating Charges minus $500; provided, however, that Landlord shall not be required to pay Tenant the reasonable cost of such examination unless the difference between (A) and (B) above exceeds 5% of (A) above.
     SECTION 4.2
     All payments required to be made by Tenant pursuant to this Lease, except for fixed monthly rent, shall be additional rent, whether or not specifically so defined, and shall be paid to Landlord, without set-off or deduction, in the same manner as fixed monthly rent is payable pursuant to Article III hereof. Notwithstanding any dispute which may arise in connection with the computation or estimate of the amount due under this Article IV, Tenant shall be obligated to pay the amount specified by Landlord, without set-off or deduction, pending the resolution of any dispute.
     SECTION 4.3
     In the event that any business, rent, or other taxes, or any governmental charges that are now or hereafter levied upon Tenant’s use or occupancy of the Premises or Tenant’s business at the Premises, are charged, enacted, changed, or altered so that any of such taxes are levied against Landlord, or the mode of collection of such taxes is changed so that Landlord is responsible for collection or payment of such taxes, Tenant shall pay any such taxes to Landlord upon written demand from Landlord. Tenant shall have the right to review any such requests for payments received by Landlord.

ARTICLE V
SECURITY DEPOSIT
     SECTION 5.1
     Simultaneously with the execution of this Lease, Tenant shall give to Landlord the sum of five thousand seven hundred one dollar and 66/100 ($5,701.66) as a security deposit. Landlord shall not be required to maintain such deposit in a separate account. Such security deposit shall not earn interest, unless required to do so by any provision of law. Such security deposit shall be security for the performance by Tenant of all of Tenant’s obligations, covenants, conditions and agreements under this Lease. Upon the expiration of the Lease Term, and provided Tenant is not in default hereunder, Landlord shall return such security deposit to Tenant, less such portion thereof as landlord shall have applied or be entitled to apply to satisfy any default by Tenant hereunder within thirty (30) days. In the event of any uncured default by Tenant hereunder during the Lease Term, Landlord shall have the right, but shall not be obligated, to use, apply, or retain all or any portion of the security deposit for (i) the payment of any fixed or additional rent or any other sum as to which Tenant is in default beyond applicable notice and cure period, or (ii) the payment of any amount which Tenant may be obligated to pay to repair physical damage to the Premises or the Building pursuant to Section 9.2 hereof, or (iii) the payment of any amount which Tenant may be obligated to pay for the compensation to Landlord for any losses incurred by reason of Tenant’s default beyond applicable notice and cure period, including but not limited to, any damage or deficiency arising in connection with the reletting of the Premises. If any portion of said security deposit is so used or applied, within ten (10) business days after written notice to Tenant of such use or application, Tenant shall deposit with Landlord cash in an amount sufficient to restore the security deposit to its original amount, and Tenant’s failure to do so shall constitute a default under this Lease. In the event of the sale or transfer of Landlord’s interest in the Building, Landlord shall have the right to transfer the security deposit to such a purchaser, in which event Tenant shall look only to the new landlord for the return of the security deposit, and Landlord shall thereupon be released from all liability to Tenant for the return of such security deposit. Landlord will notify Tenant if security deposit is transferred in the event of a sale or transfer of Landlord’s interest in the Building. Tenant hereby acknowledges that Tenant will not look to the holder of any mortgage (defined in Section 21.1 hereof) encumbering the Building for return of the security deposit if such holder or its successor or assigns shall succeed to the ownership of the Building whether by foreclosure or deed in lieu thereof, except if and to the extent such security deposit is actually transferred to such holder.
ARTICLE VI
USE
     SECTION 6.1
     Tenant shall use and occupy the Premises solely for general office purposes and for no other use or purpose without the prior written consent of Landlord. Tenant shall not use or occupy the Premises for any unlawful purpose or in any manner that will constitute waste, nuisance or unreasonable annoyance to Landlord, or other tenants of the Building. Tenant shall comply with all present and future laws, ordinances (including zoning ordinances and land use requirements), regulations, and orders of the United States of America, the Commonwealth of Virginia, the City of Alexandria, and any other public or quasi-public authority having jurisdiction over the Premises concerning the use, occupancy, and condition of the Premises and all machinery, equipment, and furnishing therein. If any present or future law, ordinance, regulation, or order requires an occupancy permit for the Premises, Tenant will obtain such permit at Tenant’s sole expense.
ARTICLE VII
PARKING SPACES
     SECTION 7.1
     Tenant shall have the right to lease during the term, in addition to the Premises, six (6) unreserved parking spaces in the garage of the Building throughout the term of this Lease at Ninety Five dollars ($95) per space per month of which rates are subject to increase pursuant to Section 3.2 hereof.
ARTICLE VIII
ASSIGNMENT AND SUBLETTING
     SECTION 8.1
     (a) Tenant shall not assign, transfer, mortgage, or otherwise encumber this Lease or its interest therein (collectively “assign”) or sublet, rent or permit anyone to occupy the Premises, or any part thereof (collectively “sublet”), without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. No assignment or transfer of this Lease or the right of occupancy hereunder may be effectuated by operation of law or otherwise without the prior written consent of Landlord. The consent of Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from liability for the performance of all covenants and obligations to be performed by Tenant under the Lease, nor shall the collection or acceptance of rent from any assignee, subtenant, or occupant constitute a waiver or release of Tenant from any of its liabilities or obligations under this Lease. Landlord’s consent to any assignment or subletting shall not be construed as relieving Tenant from the obligation of obtaining Landlord’s prior written consent to any subsequent assignment or subletting. If Tenant is in default hereunder, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord. With respect to Tenant’s request to assign or sublet, Tenant agrees to and shall pay any and all costs, including but not limited to attorneys’ fees incurred by Landlord, not to exceed $500, whether or not Landlord consents to any such assignment or subletting.
     (b) If Tenant desires to sublet all or any portion of the Premises or to assign or otherwise encumber this Lease, Tenant shall give to Landlord notice of Tenant’s intention to do so not less than thirty (30) days prior to the proposed assignment or subletting. Tenant’s notice shall set forth the price and all other terms of the proposed subletting or assignment. Within twenty (20) days after receipt of said notice, Landlord shall have the right to sublet the Premises from Tenant at the same rental stipulated in the notice of intent to sublet, or to purchase Tenant’s interest in this Lease, or take an assignment thereof, or to terminate this Lease upon payment to Tenant of the cash consideration set forth in Tenant’s notice of intent. In the event that the terms of the proposed assignment would allow an assignee to pay the cash consideration for the assignment in installments or with a promissory note, Landlord shall be able to make payment on such terms. If Landlord does not respond to Tenant’s notice within twenty (20) days, Tenant may then submit the name and address of the proposed sublessee or assignee, with the price and all other terms of the proposed subletting or assignment the same as initially submitted to Landlord.
     (c) Anything herein to the contrary notwithstanding, if Landlord shall not elect to exercise the rights set forth in the immediately preceding paragraph, such election shall not under any circumstances be deemed a consent to the proposed subletting, assignment, sale, or other transfer of Tenant’s interest in and to this Lease and/or the Premises and it is expressly understood that any determination by Landlord not to exercise such rights shall not preclude Landlord from withholding its consent to such proposed subletting, assignment, sale or other transfer, as the case may be.
     (d) If the rental paid under any sublease, after Tenant deducts reasonable expenses incurred to sublease the space, of all or any part of the Premises exceeds the rental or pro rata portion of the rental, as the case may be for the Premises, Tenant shall pay Landlord each month, as additional rent, at the same time as the monthly installments of fixed rent become due hereunder, fifty percent (50%) of the net excess of the rental paid under the sublease over the rental (or pro rata portion of the rental) paid under this lease.
     SECTION 8.2
     If Tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning a controlling interest in Tenant shall be deemed a voluntary assignment of this Lease and subject to the provisions of Section 8.1. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer (whether by way of one or more sales or transfers) of a controlling interest of the capital stock of Tenant shall be deemed a voluntary assignment of this Lease and subject to the provisions of Section 8.1. However, the preceding sentence shall not apply to corporations the stock of which is traded through a national or regional exchange or over-the-counter.
ARTICLE IX
TENANT’S MAINTENANCE AND REPAIRS
     SECTION 9.1
     Tenant will keep and maintain the Premises and all fixtures and equipment located therein in a clean, safe and sanitary condition, will take good care thereof and make all required repairs thereto, will suffer no waste or injury thereto, and will, at the expiration or other termination of the Lease Term, surrender the Premises, broom clean, in the same order and condition they were in on the Lease Commencement Date, with the exception of ordinary wear and tear and unavoidable reasonable damage by the elements.

     SECTION 9.2
     Except as otherwise provided in Article XVIII hereof, all injury, breakage and damage to the Premises and to any other part of the Building caused by any sole act or omission of Tenant or any agent, employee, subtenant, licensee, contractor, customer, client, family member, or invitee of Tenant, shall be repaired by and at the sole expense of Tenant, except that Landlord shall have the right, at its sole option, to make such repairs and to charge Tenant for all reasonable costs and expenses incurred in connection therewith as additional rent hereunder. The liability of Tenant for such costs and expenses shall be reduced by the amount of any insurance proceeds received by Landlord on account of such injury, breakage or damage.
     SECTION 9.3
     During the term of this lease, for the Premises Tenant shall, at its own cost and expense, promptly observe and comply with all present and future laws, ordinances, requirements, orders, directives, rules, and regulations of the federal, state, county, town, village, and city governments and of all governmental authorities affecting the Premises and appurtenances thereto or any part thereof, whether the same are in force at the lease Commencement Date or may in the future be passed, enacted, or directed, and Tenant shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims, and demands, including reasonable counsel fees, that may in any manner arise out of or be imposed because of the failure of Tenant to comply with the covenants of this Section 9.3.
     SECTION 9.4
     Notwithstanding the foregoing, Landlord shall be responsible for causing the common areas of the Building to comply with fire/life safety requirements as applied to the City of Alexandria, Virginia, and for insuring that the initial construction of the Premises complies with such requirements and with all applicable codes, laws, ordinances and regulations relating to the initial construction of the Premises but not the use thereof, which shall be Tenant’s sole responsibility. Landlord shall also be responsible for insuring that the common areas of the Building and the initial construction of the Premises comply with the Americans with Disabilities Act of 1990 (“ADA”) as reasonably determined by Landlord or subsequently determined by a court of competent jurisdiction. If Tenant shall make any renovations or improvement to the Premises, Tenant shall, at its sole expense, be responsible for compliance with the requirements of the ADA in connection therewith. Landlord acknowledges that the Building currently meets all ADA and City fire/life safety requirements.
ARTICLE X
TENANT ALTERATIONS
     SECTION 10.1
     It is understood and agreed that Landlord will not make, and is under no obligation to make, any structural or other alterations, decorations, additions or improvements in or to the Premises other than those described in this Lease.

     Tenant will not make or permit anyone to make any alterations, decorations, additions, or improvements (hereinafter referred to collectively as “Improvements”), structural or otherwise, in or to the Premises or the Building without the prior written consent of Landlord, not to be unreasonably withheld. When granting its consent it shall not be unreasonable for Landlord to require the approval of plans and specifications, approval of the contractor or other persons to perform the work, and the obtaining of specified insurance. All Improvements permitted by the Landlord must conform to all rules and regulations established from time to time by the Board of Fire Underwriters having jurisdiction or any similar body exercising similar functions, and to all laws, regulations, and requirements of the federal, Virginia, and/or City of Alexandria governments. As a condition precedent to such written consent of Landlord, Tenant agrees to obtain and deliver to Landlord written, unconditional waivers of mechanic’s and materialmen’s liens against the Building and the land upon which it is situated from all work, labor, and services to be performed and materials to be furnished in connection with Improvements to the Premises. If, notwithstanding the foregoing, any mechanic’s or materialmen’ s lien is filed against the Premises, the Building, and/or the land upon which it is situated for work claimed to have been done for, or materials claimed to have been furnished to, the Premises, such lien shall be discharged by Tenant within five (5) days after notice, at Tenant’s sole cost and expense, by the payment thereof or by the filing of a bond. If Tenant shall fail to discharge any such mechanic’s or materialsmen’s lien, Landlord may, at its sole option, discharge such lien and treat the cost thereof (including attorney’s fees incurred in connection therewith) as additional rent payable with the next fixed monthly rental payment falling due. It is expressly agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging such lien. It is further understood and agreed that any alterations, decorations, additions, or improvements to the Premises shall be conducted on behalf of Tenant and not on behalf of Landlord, and that Tenant shall not be deemed to be agent of Landlord. It is further understood and agreed that in the event Landlord shall give its written consent to the making of any improvements to the Premises, such written consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises, the Building or the land upon which it is situated to any mechanic’s or materialmen’s liens which may be filed in connection therewith.
     SECTION 10.2
     Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims, liabilities, and damages based on or arising directly or indirectly by reason of the making of any Improvements to the Premises. If any Improvements are made, Landlord shall have the right to remove and correct such Improvements and restore the Premises to their condition immediately prior thereto and Tenant shall be liable for all expenses incurred by Landlord in connection therewith. All Improvements to the Premises or the Building made by either party shall immediately become the property of Landlord and shall remain upon and be surrendered with the Premises as part thereof at the end of the Lease Term except that if Tenant is not in default under this Lease, Tenant shall have the right to remove, prior to the expiration of the Lease Term, all movable furniture, furnishings and equipment installed in the Premises solely at the expense of Tenant. All damage and injury to the Premises or the Building caused by such removal shall be repaired by Tenant, at Tenant’s sole expense. If such property of Tenant is not removed by Tenant prior to the expiration of termination of this Lease, the same shall become the property of Landlord and shall be surrendered with the Premises as a part thereof.

ARTICLE XI
SIGNS AND FURNISHINGS
     SECTION 11.1
     No sign, advertisement, or notice referring to Tenant shall be inscribed, painted, affixed, or otherwise displayed on any part of the exterior or the interior of the Building except on the directories and the doors of the offices or beside suite entries and such other areas as are designated by Landlord, and then only in such place, number, size, color, and style as are compatible with the Building design, signage and graphic program and are approved by Landlord. All of Tenant’s signs that are approved by Landlord shall be installed by Landlord at Tenant’s sole cost and expense, with the exception of the initial building standard directory listings and suite entry signage, which is at Landlord’s expense. Tenant shall reimburse Landlord for such amount upon written demand from Landlord. If any sign, advertisement or notice that has not been approved by Landlord is exhibited or installed by Tenant, Landlord shall have the right to remove the same at Tenant’s expense. Landlord shall have the right to prohibit any advertisement of or by Tenant which in Landlord’s opinion tends to impair the reputation of the Building or its desirability as a high-quality office building and, upon written notice from Landlord, Tenant shall immediately refrain from and discontinue any such advertisement. Landlord reserves the right to affix, install, and display signs, advertisement, and notices on any part of the exterior or interior of the Building except the Premises.
     SECTION 11.2
     Landlord shall have the right to prescribe the weight and position of file systems, safes, computer systems, and other heavy items, equipment, and fixtures, which shall, if considered necessary by the Landlord, be positioned in consultation with Landlord in order to distribute their weight. Any and all damage or injury to the Premises or the Building caused by moving the property of Tenant into or out of the Premises, or due to the same being in or upon the Premises shall be repaired by and at the sole cost of Tenant. No furniture, equipment, or other bulky matter of any description will be received into the Building or carried in the elevators except as approved by Landlord and all such furniture, equipment, and other bulky matter shall be delivered only through the designated delivery entrance of the Building and the designated freight elevator. All moving of furniture, equipment, and other materials shall be under the direct control and supervision of the Landlord who shall not, however, be responsible for any damage to or charges for moving the same. Tenant agrees promptly to remove from the sidewalks adjacent to the Building any of Tenant’s furniture, equipment, or other materials there delivered or deposited.
ARTICLE XII
TENANT’S EQUIPMENT
     SECTION 12.1
     Tenant will not install or operate in the Premises anything other than normal office equipment and appliances without first obtaining the prior written consent of Landlord, who may condition such consent upon the payment by Tenant of additional rent in compensation for the excess consumption of electricity or other utilities (including, but not limited to any excess utility, sales or other taxes and resultant increases in electricity charges for the Building) and for the cost of any additional wiring or apparatus that may be occasioned by the operation of such equipment or machinery. Tenant shall not install any equipment of any type or nature that will or may necessitate any changes, replacement or additions to, or in the use of, the water system, heating system, plumbing system, air conditioning system or electrical system of the Premises or in the Building, without first obtaining the prior written consent of Landlord and shall provide Landlord with a list of any additional equipment to be used in Premises, including type, manufacturer, model number and power required. Landlord may refuse to grant such permission unless Tenant shall agree to pay Landlord’s costs for installation of supplementary air conditioning capacity or electrical systems as necessitated by such equipment. Business machines and mechanical equipment belonging to Tenant which causes noise or vibrations that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenant in the Building shall be installed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to reduce such noise and vibration to a level satisfactory to Landlord.
ARTICLE XIII
INSPECTION BY LANDLORD
     SECTION 13.1
     Tenant will permit Landlord or its agents or representatives to enter the Premises, at any time and from time to time in case of emergency or after giving Tenant twenty-four (24) hours’ notice, without charge therefore to Landlord and without diminution of the rent payable by Tenant, to examine, inspect, and protect the Premises and the Building, to make such alterations and/or repairs as in Landlord’s sole judgment may be deemed necessary, to exhibit the same to prospective mortgages and, during the last ninety (90) days of the Lease Term, to prospective tenants. In connection with any such entry, Landlord shall endeavor to minimize the disruption to Tenant’s use of the Premises.
ARTICLE XIV
INSURANCE
     SECTION 14.1
     Tenant shall not conduct or permit to be conducted any activity, or place any equipment in or about the Premises or the Building, which will in any way increase the rate of fire insurance or other insurance on the Building. If any increase in the rate of fire insurance or other insurance is due to any activity or equipment of Tenant in or about the Premises or the Building; Tenant shall be liable for the amount of such increase. Tenant shall reimburse Landlord for such amount upon determination and liability and written demand from Landlord and any such sum shall be considered additional rent payable hereunder.
     SECTION 14.2
     Throughout the Lease Term, Tenant shall obtain and maintain commercial general liability insurance, including contractual liability, with minimum limits of One Million and no/100 Dollars ($1,000,000.00) for each occurrence and One Million and no/100 Dollars ($1,000,000.00) General Aggregate. Such insurance shall be in a company or companies licensed to do business in the Commonwealth of Virginia. Said insurance shall name Landlord as an additional insured thereunder, shall contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured has waived its right of action against any party prior to the occurrence of a loss, shall contain a standard waiver of subrogation endorsement, and at the request of Landlord shall include any mortgagee or ground lessor as additional insureds. Receipts evidencing payment of the premium for such insurance shall be delivered by Tenant at least annually, and each such policy shall contain an endorsement prohibiting cancellation or reduction of coverage without first giving Landlord thirty (30) days prior written notice of such proposed action. Tenant shall provide a copy of said Insurance Policy to the Landlord prior to taking occupancy.
ARTICLE XV
SERVICES AND UTILITIES
     SECTION 15.1
     Landlord shall furnish to the Premises air conditioning, heat and ventilation, during the seasons when they are required, as determined in Landlord’s reasonable judgment. Landlord shall also provide reasonably adequate water, exterior window-cleaning service, and janitorial service on Monday through Friday only (excluding legal holidays), as required in Landlord’s sole but not unreasonable judgment. Tenant shall have the right to use up to 6 watts per rentable square foot of total electrical usage with the Premises, excluding Building lighting and HVAC equipment, during the normal hours of operation of the Building. Landlord will also provide elevator service; provided, however that Landlord shall have the right to remove elevators from service as may be required for moving freight, or for servicing or maintaining the elevators and/or the Building. Landlord shall make every reasonable attempt to maintain one elevator in service at all times. The normal hours of operation of the Building will be 6:00 a.m. to 8:00 p.m. on Monday through Friday (except legal holidays), 8:00 a.m. to 2:00 p.m. on Saturday (except legal holidays), and 8:00 am to 2:00 pm on Sunday. Access to the buildings during any hours outside of 8:00 am to 5:00 pm Monday through Friday will require a security access card or key. There will be no normal hours of operation of the Building on legal holidays and Landlord shall not be obligated to maintain or operate the Building at such times unless special arrangements are made by Tenant. Tenant shall have access to the Building and the premises twenty-four (24) hours per day, three hundred sixty-five (365) days per year via an electronic access system. Subject to exclusion during emergencies or repairs if, in landlord’s sole judgment, such exclusion is necessary. Landlord, at Tenant’s expense, shall supply cards for the electronic access system at Ten dollars ($10) per card. The security system shall control entry into the Building and parking garage. Landlord will furnish all services and utilities required by this Lease only during the normal hours of operation of the Building unless otherwise specified herein. It is also agreed that if Tenant requires air-conditioning or heat beyond the normal hours of operation set forth herein, Landlord will furnish such air conditioning or heat provided Tenant gives Landlord’s agent sufficient advance notice of such requirement and Tenant agrees to pay for the cost of such extra service (including administrative fees) in accordance with Landlord’s then-current schedule costs and assessments for such extra service. Tenant shall also be responsible for the cost of all above-standard or non-standard uses of the utilities and service provided to the Premises.
     SECTION 15.2
     It is understood and agreed that Landlord shall not have liability to Tenant as a result of Landlord’s failure or inability to furnish any of the utilities or services required to be furnished by Landlord hereunder, whether resulting from breakdown, removal from service for maintenance or repairs, strikes, scarcity of labor or materials, acts of God, governmental requirements, etc. It is further agreed that any such failure or inability to furnish the utilities or services required hereunder shall not be considered an eviction, actual or constructive, of Tenant from the Premises and shall not entitle Tenant to terminate this Lease. Notwithstanding the foregoing, if any such failure or inability to furnish such utilities or services required hereunder which renders the Premises untenantable for five (5) consecutive days, Tenant shall be entitled to a pro rata abatement of any rent payable hereunder for the period thereafter until the Premises are tenantable.
     SECTION 15.3
     The parties hereto agree to comply with all mandatory energy, water, or other conservation controls or requirements applicable to office buildings instituted by the federal, Virginia, or City of Alexandria governments including, without limitation, controls on the permitted range of temperature settings in office buildings or requirements necessitating curtailment of the volume of energy consumption or the hours of operation of the Building. Any terms or conditions of this Lease that conflict or interfere with compliance with such controls or requirements shall be suspended for the duration of such controls or requirements. It is further agreed that compliance with such controls or requirements shall not be considered an eviction, actual or constructive, of Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement or reduction of any rent payable hereunder.
ARTICLE XVI
LIABILITY OF LANDLORD
     SECTION 16.1
     Landlord shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests for any damage, injury, loss, compensation, or claim, including but not limited to claims for the interruption of loss of Tenant’s business, based on, arising out of, or resulting from, including but not limited to the following: repairs to any portion of the Premises or the Building; interruption of the use of the Premises; any accident or damage resulting from the use or operation (by Landlord, Tenant, or any other person or persons) of elevator, or of the heating, cooling, electrical, or plumbing equipment or apparatus; the termination of this Lease by reason of the destruction of the Premises; any fire, robbery, theft, mysterious disappearance, and/or any other casualty; the actions of any other tenants of the Building or of any other person or persons; any leakage in any part or portion of the Premises or the Building, or from water, rain or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing work in the Building. Any goods, property, or personal effects stored or placed by Tenant or its employees in or about the Premises or Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefore. It is understood that the employees of Landlord are prohibited from receiving any packages or other articles delivered to the Building for Tenant, and if any such employee receives any such package or articles, such employee shall be acting as the agent of Tenant for such purposes and not as the agent of Landlord. Notwithstanding the foregoing provisions of this Section 16.1, Landlord shall not be released from liability to Tenant for any damage or injury caused by the willful misconduct or negligence of Landlord or its employees.
     SECTION 16.2
     Tenant hereby agrees to indemnify and hold Landlord harmless from and against all demands, actions, causes of action, costs, damages, claims, liabilities, and expenses (including attorneys’ fees) suffered by or claimed against Landlord, directly or indirectly, based on, arising out of, or resulting from (i) Tenant’s use and occupancy of the Premises or the business conducted by Tenant therein (ii) any act or omission by Tenant or its employees, agents, or invitees, or (iii) any breach or default by Tenant in the performance or observance of its covenants or obligations under this Lease.
     Landlord hereby agrees to indemnify and hold Tenant harmless from and against all demands, actions, causes of action, costs, damages, claims, liabilities, and expenses (including attorneys’ fees) suffered by or claimed against Tenant, directly or indirectly, based on, arising out of, or resulting from (i) Landlord’s use and occupancy of the Premises or the business conducted by Landlord therein (ii) any act or omission by Landlord or its employees, agents, or invitees, or (iii) any breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease.
     SECTION 16.3
     In the event that at any time Landlord shall sell or transfer the Building, the Landlord named herein shall not be liable to Tenant for any obligations or liabilities based on or arising out of events or conditions occurring on or after the date of such sale or transfer.
     SECTION 16.4
     In the event that at any time during the Lease Term Tenant shall have a claim against Landlord, Tenant shall not have the right to deduct the amount allegedly owed to Tenant from any rent or other sums payable to Landlord hereunder, it being understood that Tenant’s sold method for recovering upon such claim shall be to institute an independent action against Landlord.
     If, as a result of any alleged breach or default in the performance of any of the provisions of the Lease by Tenant, Landlord uses the service of an attorney in order to secure compliance with such provisions or recover damages therefore or possession of the Premises, or if Landlord is made a party to any action as a result of any alleged act or failure to act of Tenant, then Tenant shall reimburse Landlord, for any and all reasonable attorneys’ fees and expenses so incurred by Landlord as additional rent within five (5) days of determination of Tenant’s fault.

     If, as a result of any alleged breach or default in the performance of any of the provisions of this Lease by Landlord, Tenant uses the services of an attorney in order to secure compliance with such provisions or recover damages therefore or possession of the Premises, or if Tenant made a party to any action as a result of any alleged act or failure to act of Landlord, then Landlord shall reimburse Tenant, upon demand for any and all reasonable attorney’s fees and expenses so incurred by Tenant within five (5) days after Tenant’s demand therefore.
     SECTION 16.5
     Tenant agrees that if Tenant is awarded a money judgment against Landlord, Tenant’s sole recourse for satisfaction of such judgment shall be limited to execution against Landlord’s interest in the Complex. In no event shall any partner, shareholder, officer, director, or any principal of Landlord or any other persons be held to have any personal liability for satisfaction of any claims or judgment that Tenant may have against Landlord.
ARTICLE XVII
RULES AND REGULATIONS
     SECTION 17.1
     Tenant and its agents, employees, invitees, licensees, customers, clients, family members, guests and permitted subtenants shall at all times abide by and observe the rules and regulations promulgated by Landlord and attached hereto as Exhibit A and made a part hereof. In addition, Tenant and its agents, employees, invitees, licensees, customers, clients, family members, guests and permitted subtenants shall abide by and observe all other rules or regulations that Landlord may promulgate from time to time for the operation and maintenance of the Building, provided that notice thereof is given to Tenant and such rules and regulations are not inconsistent with provisions of this Lease. Nothing contained in this Lease shall be construed as imposing upon Landlord any duty or obligation to enforce such rules and regulations or the terms, and conditions, or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for the violation of such rules or regulations by any other tenant or its employees, agents, business invitees, licensees, customers, clients, family members or guests.
ARTICLE XVIII
DAMAGE OR DESTRUCTION
     SECTION 18.1
     If during the Lease Term the Premises or the Building are totally or partially damaged or destroyed from any cause, thereby rendering the Premises totally or partially inaccessible or unusable, Landlord shall diligently (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company involved) restore and repair the Premises and the Building to substantially the same condition they were in prior to such damage; provided, however, if the repairs and restoration cannot be completed within ninety (90) days after the occurrence of such damage (taking into account the time needed for removal of debris, preparation of plans, and issuance of all required governmental permits), Landlord shall have the right, at its sole option, to terminate this Lease by giving written notice of termination to Tenant within forty-five (45) days after the occurrence of such damage. If this Lease is terminated pursuant to the preceding sentence, all rent payable hereunder shall be apportioned and paid to the date of the occurrence of such damage. If the repairs and restoration are not completed within one hundred eighty (180) days after the occurrence of such damage (the “Restoration Period”), Tenant shall have the right, at its sole option, to terminate this Lease by giving written notice of termination to Landlord within thirty (30) days after the expiration of the Restoration Period. If this Lease is not terminated as a result of damage, and provided that such damage was not caused by the act or omission of Tenant or any of its employees, agents, licensees, subtenants, customers, clients, family members, or guests, until the repair and restoration of the Premises is completed Tenant shall be required to pay fixed monthly rent and additional rent only for that part of the Premises that Tenant is able to use while repairs are being made, based on the ratio that the amount of usable rentable area bears to the total rentable area in the Premises. Landlord shall bear the costs and expenses of repairing and restoring the Premises, except that if such damage or destruction was caused by the act or omission of Tenant or any of its employees, agents, licensees, subtenants, customers, clients, family members, or guests, upon written demand from Landlord, Tenant shall pay to Landlord the amount by which such costs and expenses exceed the insurance proceeds, if any, received by Landlord on account of such damage or destruction.
     SECTION 18.2
     If Landlord repairs and restores the Premises as provided in Section 18.1, Landlord shall not be required to repair or restore any decorations, alterations, or Improvements to the Premises previously made by Tenant or any trade fixtures, furnishings, equipment, or personal property belonging to Tenant. It shall be Tenant’s sole responsibility to repair and restore all such items.
     SECTION 18.3
     Notwithstanding anything to the contrary herein, if there is a destruction of the Building that exceeds twenty-five percent (25%) of the replacement value of the Building from any risk, whether or not the Premises are damaged or destroyed, Landlord shall have right to terminate this Lease by written notice to Tenant.
ARTICLE XIX
CONDEMNATION
     SECTION 19.1
     If the whole or a substantial part (as hereinafter defined) of the Premises and/or the Building or the use or occupancy of the Premises shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under treat of such taking), then this lease shall terminate on the date title thereto vests in such governmental or quasi-governmental authority, and all rent payable hereunder shall be apportioned as of such date. If less than a substantial part of the Premises (or the use and occupancy thereof) is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking), this Lease shall continue in full force and effect, but the fixed monthly rent and additional rent thereafter payable hereunder shall be equitably adjusted (on the basis of the ratio of the number of square feet of rentable area taken to the total rentable area in the Premises prior to such taking) as of the date title vests in the governmental or quasi-governmental authority. For purposes of this Section 19.1, a substantial part of the Premises shall be considered to have been taken if more than twenty-five percent (25%) (in the case of a temporary taking only if for a term greater than one year) of the Premises is rendered unusable as a result of such taking.
     SECTION 19.2
     All awards, damages, and other compensation paid by the condemning authority on account of the taking or condemnation (or sale under threat of such a taking) shall belong to Landlord, and Tenant hereby assigns to Landlord all rights to such awards, damages and compensation. Tenant agrees not to make any claim against Landlord or the condemning authority for any portion of such award or compensation attributable to damages to the Premises, the value of the unexpired term of this Lease, the loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the condemning authority for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant’s expense and for relocation expenses, provided that such claim shall in no way diminish the award or compensation payable to or recoverable by Landlord in connection with such taking or condemnation.
ARTICLE XX
DEFAULT BY TENANT
     SECTION 20.1
     The occurrence of any of the following shall constitute a default by Tenant under this Lease:
     (a) Tenant fails to make any payment of fixed monthly rent, additional rent, or any other sum due under this Lease within five (5) business days of the due date;
     (b) if Tenant shall violate or fail to perform any other term, condition, covenant or agreement to be performed or observed by Tenant under this Lease;
     (c) if Tenant shall abandon the Premises;
     (d) if Tenant or any guarantor (i) is voluntarily adjudicated as bankrupt or insolvent, (ii) seeks or consents to the appointment of a receiver of trustee for itself or for all or a part of its property, (iii) files a petition seeking relief under the bankruptcy or similar laws of the United States or any state of any other jurisdiction, (iv) makes a general assignment for the benefit of creditors, or (v) admits in writing its inability to pay its debts as they mature;
     (e) if a petition shall be filed against Tenant or any guarantor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state law or other statute, law, or regulation and shall remain undismissed or unstayed for thirty (30) days, or if any trustee, receiver or liquidator of Tenant or any guarantor, or of all or any substantial part of its properties, shall be appointed with the consent or acquiescence of Tenant or any guarantor, and such appointment shall remain unvacated or unstayed for thirty (30) days; or
     (f) If any attachment or execution of any type shall be issued against Tenant or any guarantor, or Tenant’s property located on the Premises, or Tenant’s rights or interest in the Lease, or guarantor’s or Tenant’s assets of any type or nature whatsoever, including but not limited to federal, state, or municipal tax liens, and such is not dismissed or released within ten (10) days thereafter.
     Notwithstanding the provisions of this Section 20.1, a default shall not be deemed to have occurred if Tenant shall fail to make any payment of fixed monthly rent, additional rent, or any other sum due under this Lease within five (5) business days of the due date if Tenant makes such payment within five (5) business days after written notice of the late payment is given to Tenant by Landlord.
     Notwithstanding the provisions of this Section 20.1, a default shall not be deemed to have occurred if Tenant shall fail to comply with any term, provision or covenant of this Lease, other than payment of fixed monthly rent or additional rent, if such failure is cured or removed within thirty (30) days after written notice is given to Tenant by Landlord setting forth the nature of such default, or for a default which cannot be cured with such period, so long as Tenant shall commence to remove or cure the same within such 30-day period and shall diligently and expeditiously proceed to complete the cure or removal thereof.
     SECTION 20.2
     If Tenant shall be in default under this Lease, Landlord shall have the right, at its sole option, to terminate this Lease. With or without terminating this Lease, Landlord may re-enter and take possession of the Premises and the provision of this Article XX shall operate as a notice to quit, and any other notice to quit or notice of Landlord’s intention to re-enter the Premises is hereby expressly waived. If necessary, Landlord may proceed to recover possession of the Premises under and by virtue of the laws of the Commonwealth of Virginia, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of the Landlord to be done and performed shall cease without prejudice, however, to the right of Landlord to recover from Tenant all rent and other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later. Whether or not this Lease is terminated by reason of Tenant’s default, the Premises may be relet by Landlord for such rent and upon such terms as Landlord deems reasonable under the circumstances and, if the full rental provided herein plus the costs, expenses and damages described below shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in fixed and additional rent, reasonable attorney’s fees, brokerage fees, and the expenses of placing the Premises in first-class rentable condition. Any damages or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord’s option, at the time of the reletting or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or, at Landlord’s option, may be deferred until expiration of the Lease Term, in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of the Lease Term. The provisions contained in this Section

20.2 shall be in addition to, and shall not prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of this Lease.
     SECTION 20.3
     At Landlord’s sole option, in the event of a default by Tenant the entire sum, including, but not limited to fixed monthly rent, additional rent, any payments due or to be due Landlord for Improvements to the Premises, and all other sums due or to be due Landlord at any time during the Lease Term shall become immediately due and payable. In the event that Landlord opts to accelerate the amounts due as hereby permitted and Landlord relets the Premises, Tenant shall be entitled, on a monthly basis, to the amount of money, if any, which Landlord receives as a result of such reletting which is in excess of the amount paid for that month by Tenant. In the event that Landlord chooses not to accelerate the amounts due as herein permitted, Tenant shall remain liable for any deficiency between fixed monthly rent and other amounts received by Landlord upon reletting, if any, of the Premises as compared with the fixed monthly rent and other amounts reserved with Landlord, that Landlord would have been entitled to receive over the unexpired portion of the Lease Term. Tenant also shall not be entitled to receive any excess of any such rents collected over the rents reserved herein.
     SECTION 20.4
     All rights and remedies of Landlord set forth herein are in addition to all other rights and remedies available to Landlord at law or in equity. All right and remedies available to Landlord hereunder at law or in equity are expressly declared to be cumulative. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay in the enforcement or exercise of any such right or remedy shall constitute a waiver of any default by Tenant hereunder or of any of Landlord’s rights or remedies in connection therewith. Landlord shall not be deemed to have waived any default by Tenant hereunder unless such waiver is set forth in a written instrument signed by Landlord. If Landlord waives in writing any default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition, or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.
     SECTION 20.5
     If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of the same or any other covenant, condition, or agreement set forth herein nor of any of Landlords rights hereunder unless expressly agreed in writing. Neither the payment by Tenant of a lesser amount than the installments of fixed rent, additional rent, or of any sums due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment or rent of other sums payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or other sums or to pursue any other remedy available to Landlord. No reentry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

     SECTION 20.6
     If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act. If Landlord elects to make such payment or do such act, all costs and expenses incurred by Landlord, plus interest thereon at the rate per annum which is two percent (2%) higher than the “prime rate” then being charged by a national bank reasonably selected by Landlord, from the date paid by Landlord to the date of payment thereof by Tenant, shall be immediately paid by Tenant to Landlord; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. The taking of such action by Landlord shall not be considered as a cure of such default by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to pursue in connection with such default.
     SECTION 20.7
     If Tenant fails to make any payment of fixed monthly rent or of additional rent within five (5) business days from the date such payment is due and payable, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such payment. In addition, Tenant shall pay interest on the amount of the late payment at the rate of six percent (6%) per annum from the date such payment became due to the date of payment thereof by Tenant; provided, however, that if such interest is in an amount higher than the maximum legal rate, Tenant shall be obligated to pay only an amount equal to the highest amount permitted by law. Such late charge and interest shall constitute additional rent due and shall be payable hereunder within five (5) days of written demand therefore.
ARTICLE XXI
SUBORDINATION AND ATTORNMENT
     SECTION 21.1
     (a) Subordination. This Lease is and shall remain subject and subordinate to the lien of any and all current and future mortgages and/or any ground leases (which term “mortgages” shall include both construction and permanent financing and shall include deeds of trust and similar security instruments) which may now encumber the Building and/or the Complex, and to all and any renewals, extensions, modifications, recasting, or refinancings thereof. At any time after the execution of this Lease, the holder of any mortgage to which this Lease is subordinate shall have the right to declare this Lease to be superior to the lien of such mortgage and Tenant agrees to execute all documents required by such holder in confirmation thereof.
     In confirmation of the foregoing subordination, Tenant shall, at Landlord’s request, promptly execute any requisite or appropriate certificate or other document.
     (b) Attornment. Tenant agrees that in the event any proceedings are brought for the foreclosure of any mortgage encumbering the Building or the termination of any ground lease affecting the Building, Tenant shall attorn to the purchaser at such foreclosure sale or any ground lessor, as the case may be, if requested to do so by such party, and shall recognize such party as the Landlord under this Lease, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event any such foreclosure proceeding is prosecuted or completed.
ARTICLE XXII
HOLDING OVER
     SECTION 22.1
     In the event that Tenant shall not immediately surrender the Premises on the date of the expiration of the Lease Term, Tenant shall become a tenant by the month at one hundred fifty percent (150%) of the fixed monthly rent in effect during the last month of the Lease Term, plus one hundred fifty percent (150%) of all additional rent in effect during the last month of the Lease Term. Said pro-rata monthly tenancy shall commence on the first day following the expiration of the Lease Term. As a month-to month tenant, Tenant shall be subject to all the terms, conditions, covenants, and agreements of this Lease, except as to the amount of the monthly rent, which shall be in the amount specified in this Section 22.1. After becoming a month-to-month tenant, Tenant shall give to Landlord at least thirty (30) days written notice of any intention to quit the Premises, and Tenant shall be entitled to thirty (30) days written notice to quit the Premises, unless Tenant is in default hereunder, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days notice to quit being hereby expressly waived. Notwithstanding the foregoing provisions of this Section 22.1, in the event Tenant shall hold over after the expiration of the Lease Term, and if Landlord shall desire to regain possession of the Premises promptly at the expiration of the Lease Term, then at any time prior to Landlord’s acceptance of rent from Tenant as monthly tenant hereunder, Landlord, at its option, may forthwith reenter and take possession of the Premises with process, or by any legal process in force in the Commonwealth of Virginia. To the extent permitted by law, Landlord may accept rent in the holdover amount and concurrently commence legal proceedings to regain possession of the Premises. Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for all or any position of the Premises.
ARTICLE XXIII
COVENANTS OF LANDLORD
     SECTION 23.1
     Landlord covenants that it has the right to make this Lease for the term aforesaid and that if Tenant shall pay all rent when due and punctually perform all of the covenants, terms, conditions, and agreements of this Lease to be performed by Tenant, Tenant shall have the right, during the term hereby created, to freely, peaceable, and quietly occupy and enjoy the full possession of the Premises with molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of Sections 21.1 and 23.2 hereof.
     SECTION 23.2
     Landlord hereby reserves to itself and its successors and assigns the following right (all of which are hereby consented to by Tenant): (i) to change the street address and/or name of the

Building and/or the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building and to change the design or configuration of the Building, but only to the extend required by any governmental authority; (ii) to decorate and make repairs, alterations, additions and improvements, whether structural or otherwise, in, to and about the Building and any part thereof, and, during the continuance of any such work, to temporarily close doors, entry ways, and common areas in the Building and to interrupt or temporarily suspend Building Services and facilities, all without affecting Tenant’s obligations hereunder, so long as the Premises remain reasonably accessible to Tenant’s customers and business invitees; (iii) to alter, relocate, reconfigure and reduce the common areas of the Building, as long as the Premises remain reasonably accessible to Tenant’s customers or business invitees; (iv) to alter, relocate, reconfigure, reduce and withdraw the common areas located outside the Building, including parking and access roads, but not so as to render the Premises reasonably inaccessible; (v) to erect, use and maintain pipes and conduits in and through the Premises; and (vi) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or of Tenant’s use or occupancy of the Premises or giving rise to any claim for set-off, abatement of rent or otherwise.
ARTICLE XXIV
GENERAL PROVISIONS
     SECTION 24.1 NO REPRESENTATIONS
     Tenant acknowledges that neither Landlord nor any broker, agent, or employee of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements, or licenses are acquired by Tenant except as herein expressly set forth.
     SECTION 24.2 FINANCING REQUIREMENTS
     If any person, including but not limited to any bank, insurance company, university, pension or welfare fund, savings and loan association, real estate investment trust, business trust, or other financial institution providing the first mortgage interim construction financing for the Building or the Complex and/or the first mortgage permanent financing for the Building requires, as a condition of such financing, that modifications to this Lease be obtained, and provide that such modifications (i) do not materially adversely affect Tenant’s use of the Premises as herein permitted, (ii) do not increase the rentals and other sums required to be paid by Tenant hereunder, Landlord shall submit such required modifications to Tenant, and if Tenant does not enter into and execute a written amendment hereto incorporating such required modifications within thirty (30) days after the same have be submitted to Tenant by Landlord, then Landlord shall thereafter have the right , at its sole option, to (1) cancel this Lease, (2) to sign on behalf of Tenant pursuant to a power of attorney, which is expressly granted to the Landlord by Tenant, or (3) to declare an event of default under this Lease. Such options shall be exercisable by Landlord giving Tenant written notice of the option elected.

     SECTION 24.3 NO PARTNERSHIP
     Nothing contained in this Lease shall be construed as creating a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of Landlord and Tenant.
     SECTION 24.4 BROKERS
     Landlord and Tenant recognize Randall Hagner and Scheer Partners as the brokers procuring the Lease. Landlord and Tenant each represent and warrant to the other that, except as provided above, neither of them has employed or dealt with any broker, agent, or finder in carrying on the negotiations relating to this Lease, nor is any other broker, agent or finder entitled to any fee, commission or other compensation as a result of any service provided to or engagement by Landlord and Tenant, as the case may be relating to the duration of this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim or claims for brokerage or other commissions arising from or out of any breach of the foregoing representation and warranty by the respective indemnitor.
     Landlord will not be held responsible for payment of any broker fees resulting from execution of the renewal period(s) contained within this Lease.
     SECTION 24.5 TENANT ESTOPPEL CERTIFICATES
     Tenant agrees, at any time from time to time, upon not less that ten (10) business days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications); (ii) stating the dates to which the rent and any other charges hereunder have been paid by Tenant; (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement, or condition contained in this Lease and, if so, specifying the nature of such default; (iv) stating that all Tenant work has been satisfactorily completed or, if not, providing a list of items excepted; (v) any other certification reasonably required by Landlord; and (vi) stating the address to which notices to Tenant are to be sent. Any such statement delivered by Tenant may be relied upon by any owner of the Building or the land upon which it is situated, any prospective purchaser of the Building or such land, any mortgagee or prospective mortgagee of the Building or such land or of Landlord’s interest therein, or any prospective assignee of any such mortgagee.
     SECTION 24.6 WAIVER OF JURY TRIAL
     Landlord and Tenant each hereby waive trial by jury in any action, proceeding, or counterclaim brought by either of them against the other in connection with any matter arising out of or in any way connected with this lease. The relationship of Landlord and Tenant hereunder, Tenant’s use or occupancy of the Premises, and/or any claim of injury or damage.

     SECTION 24.7 NOTICES
     Whenever any notice, demand or request is required or permitted hereunder, such notice, demand or request shall be in writing and shall be hand-delivered in person, sent by established overnight commercial courier (such as Federal Express) with delivery charges prepaid, or sent by United States Mail, registered or certified, return receipt requested, postage pre-paid, to the addresses set forth below:

TENANT:	Global Secure
1033 North Fairfax Street
Alexandria, VA 22314

LANDLORD:	American Physical Therapy Properties, Inc.
1111 North Fairfax Street
Alexandria, Virginia 22314
     Any notice, demand, or request which shall be served upon either of the parties in the manner aforesaid shall be deemed sufficiently given for all purposes hereunder (i) at the time such notice, demand, or request is hand-delivered in person, (ii) one (1) business day after such notice is thus delivered to such overnight commercial courier, (iii) upon confirmation of receipt after delivery via facsimile or (iv) on the third day after the mailing of such notice, demand, or request in accordance with the preceding portion of this Section 24.7.
     Either party may change its address for the giving of notices by notice given in accordance with this Section 24.7.
     SECTION 24.8 HAZARDOUS WASTE
     Landlord represents that, except as permitted under applicable law, no hazardous wastes have been treated, stored or disposed of by Landlord in the Building and that no petroleum or hazardous substances have been disposed of by Landlord in the Building.
     SECTION 24.9 ENFORCEMENT OF LAW
     If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.
     SECTION 24.10 PRONOUNS
     Feminine or neuter pronouns shall be substituted for those of masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution.

     SECTION 24.11 SUCCESSORS AND ASSIGNS
     The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, successors, and assigns, subject to the provisions hereof prohibiting assignment or subletting by Tenant.
     SECTION 24.12 ENTIRE AGREEMENT
     The Lease and the Exhibits hereto contain the entire agreement of the parties hereto, and no representations, inducements, or agreements, oral or otherwise, not contained in this Lease shall be of any force or effect. This Lease may not be modified or changed in whole or in part in any manner other than by an instrument in writing duly signed by both parties hereto.
     SECTION 24.13 VIRGINIA LAW
     This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.
     SECTION 24.14 SECTION HEADINGS
     Article and section headings are used herein for the convenience of reference and shall not be considered when construing or interpreting this Lease.
     SECTION 24.15 ON OFFER
     The submission of an unsigned copy of this document to Tenant for Tenant’s consideration does not constitute an offer to lease the Premises or an option to or for the Premises. This document shall become effective and binding only upon the execution and delivery of this Lease by both Landlord and Tenant.
     SECTION 24.16 MULTIPLE COUNTERPARTS
     This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.
     SECTION 24.17 TIME OF ESSENCE
     Time is of the essence in Tenant’s and Landlord’s carrying out of each and every term and provision of this Lease.
     SECTION 24.18 CONFLICT
     In the event of any conflict between the Lease, the Rules and Regulations, Exhibit A hereto, and the Exclusions to Real Estate Taxes and Operating Expenses, the provisions of this Lease shall prevail.
     SECTION 24.19 EXECUTION BY TENANT
     If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, qualified to do business in the Commonwealth of Virginia, that the corporation has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the corporation were authorized to do so.
     SECTION 24.20 FORCE MAJEURE
     In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of a labor strike, lockout, inability to procure materials, failure of power, riot insurrection, war, or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for a period equivalent to the period of such delay. The provisions of this Section shall not operate to excuse Tenant from prompt payment of fixed monthly rent, additional rent, or any other payment required by the terms of this Lease.
     SECTION 24.21 NO CONSTRUCTION OF LEASE AGAINST DRAFTER
     Should any provision of this Lease require judicial interpretation, it is agreed that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of the rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Lease and that legal counsel was consulted by each party hereto (or opportunity for such legal consultation afforded to each party) before the execution of this Lease.
ARTICLE XXV
TERMINATION OPTION
     SECTION 25.1
     Provided Tenant is not in default, Tenant shall have the one time right to terminate this Lease at the end of three (3) lease years (effective August 7, 2008) by giving Landlord six (6) months prior written notice and by paying Landlord a termination fee equal to two months of its then current rent and the unamortized costs of real estate broker fees. The fee would be payable to Landlord when Tenant produces written notice to Landlord. A final release of Lease would be prepared by Landlord and signed by Tenant before termination becomes effective.
     SECTION 25.2
     This option to terminate is personal to Tenant. If at the time of the “option to terminate” Tenant has sublet any of the Premises or has assigned its interest in the Lease therein, this option to terminate shall be null and void.

     Landlord and Tenant have executed this Lease on the day and year hereinabove written.
LANDLORD:
AMERICAN PHYSICAL THERAPY PROPERTIES, INC.

Charles L. Martin, Jr.
Senior Vice President
TENANT:
GLOBAL SECURE

Eric Shaffer
President